EXHIBIT 99.2

Booking Holdings Announces Pricing of $750,000,000 Convertible Senior Notes Offering

NORWALK, Conn., April 8, 2020 — Booking Holdings Inc. (NASDAQ: BKNG) (“Booking Holdings”) announced today the pricing of its private offering of $750,000,000 aggregate principal amount of 0.75% convertible senior notes due 2025 (the “Convertible Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The issuance and sale of the Convertible Notes is scheduled to settle on April 14, 2020, subject to customary closing conditions. Booking Holdings granted the initial purchasers of the Convertible Notes an option to purchase, for settlement within a period of 13 days from, and including, the date the Convertible Notes are first issued, up to an additional $112,500,000 principal amount of Convertible Notes.

The Convertible Notes will be senior, unsecured obligations of Booking Holdings and will accrue interest at a rate of 0.75% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2020. The Convertible Notes will mature on May 1, 2025, unless earlier repurchased or converted. In certain circumstances and during specified periods, the Convertible Notes may be converted into cash up to their principal amount, and into shares of Booking Holdings common stock or cash at Booking Holdings’ election for the conversion value above the principal amount, if any. The initial conversion rate is 0.5301 shares of common stock per $1,000 principal amount of convertible notes, which represents an initial conversion price of approximately $1,886.44 per share of common stock. The initial conversion price represents a premium of approximately 37.5% over the last reported sale of $1372.06 per share of Booking Holdings’s common stock on April 8, 2020. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

If a “fundamental change” (as defined in the indenture for the Convertible Notes) occurs, then noteholders may require Booking Holdings to repurchase their Convertible Notes for cash. The repurchase price will be equal to the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Booking Holdings estimates that the net proceeds from the offering will be approximately $735 million (or approximately $845 million if the initial purchasers fully exercise their option to purchase additional Convertible Notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. Booking Holdings intends to use the net proceeds from the offering for general corporate purposes, which may include repayment of debt, including the repayment, at maturity or upon conversion prior thereto, of its 0.35% Convertible Senior Notes due June 2020 and its 0.90% Convertible Senior Notes due September 2021.

Booking Holdings also announced today by separate press release that it has priced its previously announced registered public offering of $1,000,000,000 aggregate principal amount of its 4.100% senior notes due 2025, $750,000,000 aggregate principal amount of its 4.500% senior notes due 2027 and $1,500,000,000 aggregate principal amount of its 4.625% senior notes due 2030 (collectively, the “Senior Notes”). The issuance and sale of the Senior Notes is scheduled to settle on April 13, 2020, subject to customary closing conditions. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Senior Notes. The completion of the offering of Convertible Notes is not contingent on the consummation of the offering of the Senior Notes, and the completion of the offering of the Senior Notes is not contingent on the consummation of the offering of the Convertible Notes.

The offer and sale of the Convertible Notes and any shares of common stock issuable upon conversion of the Convertible Notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the Convertible Notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Convertible Notes or any shares of common stock issuable upon conversion of the Convertible Notes, nor will there be any sale of the Convertible Notes or any such shares, in any state or other jurisdiction in which such offer, sale, or solicitation would be unlawful.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion of the offering of Convertible Notes and the expected amount and the intended use of the proceeds. These forward-looking statements reflect our views regarding current expectations and projections about future events and conditions and are based on currently available information. These forward looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including the Risk Factors identified in our most recently filed annual report on Form 10-K, as updated by other reports we file with the SEC; therefore, our actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements. Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “aims,” “seeks,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, readers should carefully review the reports and documents we file or furnish from time to time with the Securities and Exchange Commission, particularly our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding our ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and we do not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

About Booking Holdings

Booking Holdings (NASDAQ: BKNG) is the world leader in online travel and related services, provided to customers and partners in over 230 countries and territories through six primary consumer-facing brands - Booking.com, KAYAK, priceline.com, agoda.com, Rentalcars.com and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world.

Contact Information

Leslie Cafferty, (203) 299-8128, leslie.cafferty@bookingholdings.com